                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 20, 1999, by and among Infinite Technology Information Services, Inc., a New York Corporation (the "COMPANY"), Mercury Internet Services, Inc., a New York corporation and wholly owned subsidiary of Parent (the "PURCHASER"), and Infinite Technology Group Ltd., a New York corporation (the "PARENT").

     WHEREAS, the Board of Directors of the Company, Purchaser and Parent have each determined that it is in the best interests of their respective stockholders for the Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such acquisition, the Board of Directors of the Company, Purchaser and Parent have each approved the merger of the Company with and into the Purchaser (the "MERGER"), in accordance with the New York Business Corporation Law (the "NYBCL") and upon the terms and subject to the conditions set forth herein;

     WHEREAS, all of the issued and outstanding shares of stock of any class of the Company consists of One Hundred and Fifty (150) shares of Common Stock, no par value, (the "ISSUED COMPANY SHARES") which are owned and of record by the persons named on Schedule A hereto (the "COMPANY SHAREHOLDERS");

     WHEREAS, it is the intent of this Agreement that the Merger of the Company with and into the Purchaser constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Company Shareholders have voted a majority of the Issued Company Shares in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Purchaser, the Company and the Parent hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the NYBCL, the Company shall be merged with and into the Purchaser simultaneously with the Parent's consummation of its initial public offering of its securities (the "IPO"). Following the Merger, the Purchaser shall continue as the surviving corporation and the separate corporate existence of the Company shall cease.

     SECTION 1.02 EFFECTIVE TIME. Subject to Section 1.01, the Merger shall become effective upon filing with the New York Secretary of State of a Certificate of Merger executed in accordance with the relevant provisions of the NYBCL (the time the Merger becomes effective is referred to herein as the "EFFECTIVE TIME").

     SECTION 1.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the NYBCL. Without limitation, upon the effectiveness of the Merger:
(a) the separate existence of the Company shall cease; (b) the Purchaser as the surviving corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Company and the Purchaser; (c) all real and personal property, tangible and intangible, of every kind and description belonging to the Company and the Purchaser shall be vested in the Purchaser as the surviving corporation without further act or deed, and the title to any real estate or any interest therein vested in either the Company or the Purchaser shall not revert or in any way be impaired by reason of the Merger; (d) the Purchaser as the surviving corporation shall be liable for all the obligations and liabilities of each of the Company and the Purchaser, and any claim existing or action or proceeding pending by or against either the Company or the Purchaser may be enforced against the Purchaser as if the Merger had not taken place; and (e) neither the rights of creditors nor any liens upon or security interests in the property of either the Company or the Purchaser shall be impaired by the Merger.

     SECTION 1.04 CERTIFICATE OF INCORPORATION AND BY-LAWS. Without further action by the Company or the Purchaser, the Certificate of Incorporation and By-laws of the Purchaser as in effect at the Effective Time shall continue to be the Certificate of Incorporation and By-Laws of the Purchaser as the surviving corporation.

     SECTION 1.05 DIRECTORS. The directors of the Purchaser at the Effective Time shall be the initial directors of the Purchaser as the surviving corporation, until their successors shall have been duly elected or appointed and qualified.

     SECTION 1.06 OFFICERS. The officers of the Purchaser at the Effective Time shall be the initial officers of the Purchaser as the surviving corporation, until their successors have been duly appointed.

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     SECTION 1.07 EXCHANGE OF IPO PROCEEDS AND SHARES; LOAN AND PLEDGED SHARES;
ASSUMPTION OF OBLIGATION. Upon consummation of the Merger, the Parent shall:

     (a) Exchange Three Million Five Hundred Thousand Dollars ($3,500,000) of the proceeds received by the Parent from the IPO and One Hundred Thousand (100,000) shares of Common Stock of the Parent (collectively be referred to as the "MERGER CONDSIDERATION") for all of the Issued Company Shares. The Merger Consideration shall be delivered by the Parent as instructed by the Company. The 100,000 shares exchanged by the Parent, as set forth herein, shall be "restricted stock", shall not be registered under the Securities Act of 1933, as amended (the "ACT") and the Parent shall have no obligation to effect any registration thereof;

     (b) Make a loan to Paul Wolotsky ("WOLOTSKY"), the President and Sole Member of Wolotsky Enterprise, L.L.C., one of the Company Shareholders, in the amount of Five Hundred Thousand Dollars ($500,000) (the "LOAN") from the IPO proceeds. The Loan shall be secured by a pledge by Wolotsky Enterprise, L.L.C. of the shares delivered by the Parent (the "PLEDGED SHARES"), as set forth in
Section 1.07(a), and the Parent's sole recourse upon an event of default shall be to foreclose on such Pledged Shares. Wolotsky shall execute a Promissory Note, dated as of the date of the Loan (the "PROMISSORY NOTE"), and shall cause Wolotsky Enterprise, L.L.C. to execute a Pledge Agreement, dated as of the date of the Loan (the "PLEDGE AGREEMENT"), and any additional documentation reasonably required by the Parent, for and on behalf of the Parent, evidencing Wolotsky's obligations with respect to repayment of the Loan and securing such Loan with the Pledged Shares. The Pledged Shares shall be held in escrow in accordance with the terms and conditions of the Pledge Agreement.

     (c) Assume the obligation of the Company set forth in Section 7 of the Master Internet Services Agreement between the Company and MCSP, Inc., dated July 1, 1999. The merger discussed therein, if any, shall be a merger of MCSP, Inc. with and into the Purchaser and the number of shares of Common Stock of the Parent which shall be exchanged for all of the shares of common stock of MCSP, Inc., shall be Two Hundred Fifty Thousand (250,000).

     SECTION 1.08 SHAREHOLDERS' APPROVAL. The Purchaser, acting through its Board of Directors, shall in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its shareholders (or obtain consent) for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby. The Company represents to the Purchaser that all required shareholder action has been taken by it upon the execution of this Agreement and the Company has provided the Purchaser with copies of all consents of Company Shareholders.

     SECTION 1.09 FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof, the Company and the Purchaser shall execute and file a Certificate of Merger in the manner required by the NYBCL and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to

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the filings referred to in this Section, a closing (the "CLOSING DATE") will be held at the offices of Parker Duryee Rosoff & Haft, P.C., 529 Fifth Avenue, New York, New York 10017 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. At the closing, Purchaser shall deliver a check, or checks, in the aggregate amount of the Purchase Price, payable to the Company Shareholders, as set forth on Schedule A, to the Company's Attorney for delivery to the Company Shareholders and the Company Shareholders shall deliver certificates representing the Company Shares to the Purchaser's attorney for delivery to the Purchaser, subject only to confirmation that the Effective Time has occurred. From and after the Effective Time, the Company Shares shall cease to exist.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to each of the Purchaser and the Parent that, except as set forth in the Disclosure Schedule annexed hereto (the "COMPANY DISCLOSURE SCHEDULE"):

     SECTION 2.01 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole. Schedule 2.01 sets forth each jurisdiction where the Company is qualified to do business as a foreign corporation. The Company has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Company. The Company has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

     For purposes of this Agreement, the term "subsidiary" shall mean each corporation or other entity in which a corporation owns or controls, directly through one or more subsidiaries, 50% or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions.

     SECTION 2.02 CAPITALIZATION. The authorized capital stock of the Company consists of 200 shares of Common Stock, no par value, of which 150 shares of Common Stock

(the "COMPANY SHARES"), were issued and outstanding as of the date hereof. All of the issued and outstanding Company Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Company Shares, there are no shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer, sell or pay any amount with respect to any of its securities.

     SECTION 2.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and the Company Shareholders and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

     SECTION 2.04 NO VIOLATIONS. Except for the filing and recordation of a Certificate of Merger as required by the NYBCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets.

     SECTION 2.05 FINANCIAL STATEMENTS. The Company Disclosure Schedule sets forth a balance sheet of the Company as at June 30, 1999 (the "COMPANY BALANCE SHEET") together with statements of operations for the period April 5, 1995 (inception) through December 31, 1998, the six month period ended June 30, 1999, and for the period April 5, 1995 (inception) through June 30, 1999 (June 30, 1999 is hereinafter referred to as the "BALANCE SHEET DATE"). The Company Balance Sheet included in the Company Disclosure Schedule fairly presents the financial position of the Company as at the respective dates thereof, and the other related statements included therein fairly present the results of operations of the Company for the respective fiscal periods covered thereby. Each of the Company's financial statements included in the Company Disclosure Schedule has been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered by such statements, except as otherwise noted therein.

     SECTION 2.06 PROPERTIES.

     (a) The Company has good and marketable title to, or in the case of leased property has valid leasehold interests in (which leases are in full force and effect and with respect to which no event of default has occurred and is continuing), all properties and assets (whether real or personal, and whether tangible or intangible) reflected on the Company Balance Sheet or acquired after the Balance Sheet Date in the ordinary course of business consistent with past practices.

     (b) There is no violation of any law, regulation or ordinance relating to the properties and assets of the Company or the operation of its business, except such violations as would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company.

     SECTION 2.07 NO UNDISCLOSED LIABILITIES.

     (a) There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition situation or set of circumstances which could reasonably result in such a liability, other than:

          (i)   liabilities disclosed or provided for in the Company Balance
Sheet;

          (ii)  liabilities arising under this Agreement; and

          (iii) liabilities incurred in the normal course of business which would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company

     SECTION 2.08 LITIGATION. There are no actions, suits, or proceedings pending against, or to the knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official.

     SECTION 2.09 TAXES. Except as disclosed in the financial statements referred to in Section 2.05, the Company has: (i) duly filed with the appropriate federal, state and local governments or governmental agencies, all federal, state and local income tax returns and declarations of estimated tax and all other material tax returns and reports required to be filed and has paid in full when due all taxes, licenses and fees, including interest and penalties, shown to be due thereon, and (ii) has established reserves in the Company Balance Sheet that, in the aggregate, are adequate for the payment of taxes not yet due with respect to the Company's operations through the Balance Sheet Date. All material claims for federal, state and local taxes asserted against the Company have either been paid or adequately provided for on the Company Balance Sheet. The federal income tax returns required to be filed by the Company have either been examined by the Internal Revenue Service or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension and any deficiencies or assessments asserted in writing by the Internal Revenue Service have either been paid, settled or adequately provided for in the Company Balance Sheet. The Company has withheld from employees and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

     SECTION 2.10 ABSENCE OF CERTAIN CHANGES. Except for: (i) transactions, changes, events, obligations and liabilities contemplated by this Agreement;
(ii) transactions, changes, events, obligations and liabilities disclosed in the financial statements referred to in Section 2.05; and (iii) transactions, changes, events, obligations and liabilities which individually or in the aggregate, have not had a material adverse effect on the financial condition, results of operations or business of the Company, since the Balance Sheet Date:

     (a) there have been no changes in the business, condition (financial or otherwise), assets or liabilities of the Company;

     (b) no liability or obligation of the Company has been paid, discharged or incurred;

     (c) there has been no damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the business or property of the Company; and

     (d) the Company has not sold, mortgaged, pledged or subjected to any lien or other encumbrance or otherwise transferred any material assets or properties used in the conduct of its business.

     SECTION 2.11 EMPLOYEE BENEFIT PLANS; ERISA. The Company does not maintain or contribute to any employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company being referred to as the "COMPANY PLANS"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time ("ERISA"), or any written employment contracts providing for an annual base salary in excess of $100,000 and having a term in excess of one year, which contracts are not immediately terminable without penalty or further ability, or other similar arrangements for the provision of benefits (excluding any "Multiemployer Plan" within the

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meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code, and all regulations promulgated thereunder, as in effect from time to time). Schedule 2.12(a) hereto lists all Multiemployer Plans and Multiple Employer Plans which the Company maintains or to which it makes contributions. The Company does not have any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

     SECTION 2.12 LABOR CONTROVERSIES. The Company is not a party to any collective bargaining agreements. There are no controversies pending or, to the knowledge of the Company, threatened between the Company and any representatives of any of its employees. To the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes. No person has, to the knowledge of the Company, asserted that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     SECTION 2.13 MATERIAL CONTRACTS. Schedule 2.14 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Company is a party that (i) involve an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case, relates to a contract, agreement, commitment or instrument that requires payments in excess of $25,000 per year or (ii) involve an obligation for the performance of services or delivery of goods by the Company that cannot, or in reasonable probability will not, be performed within thirty days from the dates as of which these representations are made.

     SECTION 2.14 INTELLECTUAL PROPERTY; PROPRIETARY INFORMATION.

     (a) Schedule 2.14 contains a complete and correct list of all: (i) patented or registered intellectual property and pending patent applications or other applications for registrations of intellectual property owned or filed by or on behalf of the Company; (ii) all trade names, trademarks and service marks, whether registered or unregistered, owned or used by the Company; (iii) a summary description of all copyrightable works (including, but not limited to, computer software) and mask works, registered or unregistered, owned or used by the Company and material to the Company Business (the foregoing collectively referred to as the "INTELLECTUAL PROPERTY"); and (iv) a list of all licenses or similar agreements or arrangements for any Intellectual Property to which the Company is a party, either as licensee or licensor (other than any end user licenses with the customers of the Company).

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     (b) Except to the extent disclosed in Schedule 2.14: (i) the Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Intellectual Property and other proprietary know-how, designs, processes and other unpatented proprietary rights ("KNOW-HOW") necessary for the operation of its business as currently conducted, in each case free and clear of any Lien, (ii) all of the Company's licenses of the Intellectual Property are in full force and effect in accordance with their respective terms, and there does not exist thereunder any material default by the Company, or to the Company's knowledge, any other party thereto, or any events or conditions which, after notice or lapse of time or both, would constitute, individually or in the aggregate, a material default thereunder on the part of the Company or, to the Company's' knowledge, any other party thereto; (iii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property or Know-how has been made, is currently outstanding, or, to the Company's knowledge, is threatened, and the Company does not know of any valid basis for any such claim;
(iv) none of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any governmental agency; (v) the Company has not received any notice of any infringement on or misappropriation of the Intellectual Property or Know-how by any third party;
(vi) the transactions contemplated by this Agreement will have no material adverse effect on the Company's right, title and interest in and to, or the use of, any of the Intellectual Property or Know-how; and (vii) the Company has not infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third parties, or received any notice of any alleged infringement, misappropriation or conflict, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company's business as currently conducted.

     SECTION 2.15 CUSTOMERS. Schedule 2.15 attached hereto sets forth a true and correct list of each customer of the Company that, within the preceding twelve months, accounted for an aggregate amount of the Company's gross revenue equal to 10% or more of the Company's revenues. Except as set forth in Schedule 2.15, the Company has not received any notice that any such customer of the Company has taken or contemplates taking any steps which could disrupt the business relationship of the Company with such customer and would result in the material diminution in the value of the business of the Company as a going concern.

     SECTION 2.16 INSURANCE. Schedule 2.16 attached hereto sets forth a true and correct list of all insurance policies held by the Company (indicating the insurer, type, amount and term of coverage, deductible, description of vehicles, latest property insurable values by location, workers' compensation payroll (separately for clerical, sales and technical employees), and additional named insureds with respect to each such policy and identifies all claims, then pending under any of such insurance policies. All of these policies are in full force and effect and all premiums due thereon have been paid or accrued and there are no retroactive experience-based premium adjustment features in any policy. The insurance policies described on Schedule 2.19 adequately insure the Company against loss and the amount and terms of coverage of such policies are reasonable and customary for companies similar in size to that of the Company.

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     SECTION 2.17 ACCOUNTING MATTERS. Neither the Company nor, to its best knowledge, any of its affiliates has, through the date of this Agreement and as of the Effective Time, taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

     SECTION 2.18 FULL DISCLOSURE. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished to Purchaser and Parent pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Matters disclosed on each Schedule hereto shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

     SECTION 2.19 INVESTMENT MATTERS. The Company has obtained the acknowledgment of the Company Shareholders that they are (i) acquiring the Pledged Shares for investment purposes only and not with a view to distribution,
(ii) either "accredited investors" as that term is defined in Regulation D promulgated under the Act, or sophisticated investors and have had access to sufficient information concerning the transactions contemplated by this Agreement, including, without limitation, information concerning the Parent and its business, (iii) aware that the Pledged Shares to be issued to them are restricted securities and as such have not been registered under the Act and cannot be offered for sale or sold without registration under the Securities Act and all applicable state securities laws or pursuant to an applicable exemption from registration, and (iv) that there is no guarantee that a trading market for the Pledged Shares will develop, or if developed will be maintained.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     The Purchaser represents and warrants to the Company, except as set forth in the Disclosure Schedule annexed hereto (the "PURCHASER DISCLOSURE SCHEDULE") as follows:

     SECTION 3.01 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser taken as a whole. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate

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have a material adverse effect on the financial condition, results of operations or business of the Purchaser. Schedule 3.01 sets forth each jurisdiction where the Purchaser is qualified to do business as a foreign corporation. The
Purchaser has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Purchaser. The Purchaser has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

     SECTION 3.02 CAPITALIZATION. The authorized capital stock of the Purchaser consists of 1,000 shares of common stock, par value $.01 per share (the "PURCHASER SHARES"), all of which were issued and outstanding as of the date hereof and held of record and beneficially by the Parent. All of the issued and outstanding Purchaser Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Purchaser Shares, there are no shares of capital stock of the Purchaser issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Purchaser to issue, transfer, sell or pay any amount with respect to any of its securities.

     SECTION 3.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Purchaser and, except for the approval by Purchaser's shareholder, no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the approval of the Purchaser's shareholder, this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

     SECTION 3.04 NO VIOLATIONS. Except for the filing and recordation of a Certificate of Merger as required by the NYBCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license,

                                       11
lease, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which it or its properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, or any of its properties or assets.

     SECTION 3.05 FINANCIAL REPRESENTATION. The Purchaser was organized in September, 1999, has had no operations and has performed no other acts other than those incident to its organization. Purchaser's only asset is the $10 which the Parent paid for the 1,000 issued and outstanding shares of the Purchaser's common stock, par value $.01 per share and the Purchaser has no liabilities.

     SECTION 3.06 FULL DISCLOSURE. No representation, warranty or covenant made by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE PARENT

     The Parent represents and warrants to the Company, except as set forth in the Disclosure Schedule annexed hereto (the "Parent Disclosure Schedule") as follows:

     SECTION 4.01 ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent taken as a whole. The Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent and its subsidiary taken as a whole. Schedule 4.01 sets forth each jurisdiction where the Parent is qualified to do business as a foreign corporation. The Parent has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Parent. Except for Purchaser, the Parent has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

     SECTION 4.02 CAPITALIZATION. The authorized capital stock of the Parent consists of 10,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share, of which 5,900,000 shares of Common Stock and no

                                       12
shares of Preferred Stock, are issued and outstanding as of the date hereof. All of the issued and outstanding securities of Parent have been validly issued, fully paid and non-assessable and are free of preemptive rights. Except for the foregoing shares of Common Stock and Preferred Stock, and except as disclosed in the Registration Statement, there are no shares of capital stock of the Parent issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Parent to issue, transfer, sell or pay any amount with respect to any of its securities. The Common Stock when issued and delivered in accordance with this Agreement, will be duly and validly issued and such Common Stock will be fully paid and non-assessable.

     SECTION 4.03 AUTHORITY RELATIVE TO THIS AGREEMENT. The Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Parent and the Parent Shareholders and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

     SECTION 4.04 NO VIOLATIONS. Except for the filing and recordation of a Certificate of Merger as required by the NYBCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Parent of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Parent nor the consummation by the Parent of the transactions contemplated hereby nor compliance by the Parent with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Parent, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Parent is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, or any of its properties or assets.

     SECTION 4.05 FINANCIAL STATEMENTS. The Parent Disclosure Schedule sets forth balance sheets of the Parent as at December 31, 1997 and December 31, 1998 (the "PARENT BALANCE SHEET"), together with statements of results of operations and cash flows for the two fiscal years ended December 31, 1997 and December 31, 1998, and the report of Ernst &

                                       13

Young LLP, certified public accountants, on the financial statements for the years ended December 31, 1997 and December 31, 1998. Except as set forth in the Parent Disclosure Schedule (which is deemed to include the Registration Statement and each subsequent Amendment to the Registration Statement which the Parent shall deliver to the Company), each of the balance sheets (including the related notes) included in the Parent Disclosure Schedule fairly presents the consolidated financial position of the Parent as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the consolidated results of operations and the cash flows of the Parent for the respective fiscal periods covered thereby. Each of such financial statements has been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered, except as otherwise noted therein.

     SECTION 4.06 PROPERTIES.

     (a) The Parent has good and marketable title to, or in the case of leased property has valid leasehold interests in (which leases are in full force and effect and with respect to which no event of default has occurred and is continuing), all properties and assets (whether real or personal, and whether tangible or intangible) reflected on the Parent Balance Sheet or acquired after the Balance Sheet Date in the ordinary course of business consistent with past practices.

     (b) There is no violation of any law, regulation or ordinance relating to the properties and assets of the Parent except such violations as would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Parent.

     SECTION 4.07 NO UNDISCLOSED LIABILITIES. There are no liabilities of the Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition or set of circumstances which could reasonably result in such a liability, other than:

     (a) liabilities disclosed or provided for in the Parent Balance Sheet or in the notes thereto or in the Parent Disclosure Schedule;

     (b) liabilities incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date;

     (c) liabilities arising under this Agreement; and

     (d) liabilities which would not, in the aggregate, have a material adverse effect on the Parent.

     SECTION 4.08 LITIGATION. Except as set forth in the Parent Disclosure Schedule, there are no actions, suits, or proceedings pending against, or to the knowledge of the

                                       14

Parent, threatened against the Parent before any court or arbitrator or any governmental body, agency or official.

     SECTION 4.09 TAXES. Except as disclosed in the financial statements referred to in Section 4.05, the Parent has (i) duly filed (or appropriate extensions have been filed) with the appropriate federal, state and local governments or governmental agencies, all federal, state and local income tax returns and declarations of estimated tax and all other material tax returns and reports required to be filed and have paid in full when due all taxes, licenses and fees, including interest and penalties, shown to be due thereon, and (ii) has established reserves in the Parent Balance Sheet that, in the aggregate, are adequate for the payment of taxes not yet due with respect to the Parent's operations through the Balance Sheet Date. All material claims for federal, state and local taxes asserted against the Parent have either been paid or adequately provided for on the Parent Balance Sheet. The federal income tax returns required to be filed by the Parent have either been examined by the Internal Revenue Service or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension and any deficiencies or assessments asserted in writing by the Internal Revenue Service have either been paid, settled or adequately provided for in the Parent Balance Sheet. The Parent has withheld from employees and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

     SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Except for: (i) transactions, changes, events, obligations and liabilities contemplated by this Agreement;
(ii) transactions, changes, events, obligations and liabilities disclosed in the financial statements referred to in Section 4.05 or in the Parent Disclosure Schedule; (iii) transactions, changes, events, obligations and liabilities which individually or in the aggregate, have not had a material adverse effect on the Parent, since the Balance Sheet Date:

     (a) there have been no changes in the business, condition (financial or otherwise), operations, manner of conduct of business or operations, assets or liabilities of the Parent, other than changes in the ordinary course of business;

     (b) no liability or obligation of the Parent has been paid, discharged or incurred other than in the ordinary course of business;

     (c) there has been no damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the business or property of the Parent;

     (d) the Parent has not sold, mortgaged, pledged or subjected to any lien or other encumbrance or otherwise transferred any material assets or properties used in the conduct of its business; and

     (e) the Parent has not entered into any transaction other than in the ordinary course of business.

                                       15

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01 CONDUCT OF THE BUSINESS OF THE COMPANY AND PURCHASER. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of the Company and Purchaser will conduct its respective operations according to its ordinary course of business and consistent with past practice, and will each use its reasonable efforts to preserve intact its business organization. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of the Purchaser and Parent:

     (a) amend its Certificate of Incorporation or By-laws;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of stock of any class or any other securities, except as may be required by option agreements in effect on the date hereof;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

     (d) except in the ordinary course of business consistent with past practices: (i) incur or assume any long-term or short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

     (e) except pursuant to written agreements in effect on the date hereof, acquire, sell, lease, create liens with respect to or dispose of any material assets outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business;

     (f) except as may be required by law, take any action to initiate, terminate or amend any of its employee benefit plans; and

     (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

                                       16

     SECTION 5.02 ACCESS TO INFORMATION.

     (a) Between the date of this Agreement and the Effective Time, the Company will give the Purchaser, the Parent and its authorized representatives, access to its respective facilities, books and records as the other may reasonably request, will permit the other to make such inspections as it may reasonably require and will cause its officers to furnish the other with such financial data and other information with respect to its business and properties as the other may from time to time reasonably request.

     (b) Each of Purchaser and the Parent will hold and will cause its representatives to hold in strict confidence all documents and information concerning the Company furnished in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been: (i) in the public domain through no fault of the disclosing party, or (ii) required to be disclosed by Parent in its Registration Statement relating to its IPO or (iii) later lawfully acquired by the disclosing party (or its affiliates) from other sources) and will not release or disclose such information to any other person, except in connection with this Agreement to (i) its representatives and (ii) to the Underwriter (including its counsel) of the Parent's IPO (it being understood that such persons shall be informed by Purchaser of the confidential nature of such information and shall be directed by Purchaser to treat such information confidentially); provided that each party and its representatives may provide such documents or information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished. If the transactions contemplated by this Agreement are not consummated, such confidence shall continue to be maintained in accordance with the terms and conditions above set forth.

     SECTION 5.03 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     SECTION 5.04 CONSENTS. The Purchaser, Company and Parent each will use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, unless the failure to obtain such consents will not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business in respect of either the Purchaser, Company or Parent.

     SECTION 5.05 NOTIFICATION OF CERTAIN MATTERS. The Company, Purchaser and Parent agree to give prompt notice to each other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any

                                     17
representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time (including any such occurrence or failure of which either party is or becomes aware with respect to the other) and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                           CONDITIONS TO CONSUMMATION
                                  OF THE MERGER

     SECTION 6.01 CONDITIONS TO CONSUMMATION OF THE MERGER. The obligations of the Purchaser and the Parent are, at Purchaser's and the Parent's option, subject to the fulfillment of the conditions hereinafter set forth:

     (a) The Company shall have performed and complied with all of the conditions and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time in all material respects.

     (b) The Purchaser's shareholder shall have approved the Merger in accordance with New York law. The approval of the Merger by the Company's shareholders in accordance with New York law shall be in full force and effect.

     (c) There shall have been no material change in the business, properties or financial condition of the Company from such condition on the date hereof.

     (d) On the Closing Date (i) there shall be no injunction, restraining order, or order of any nature issued by a court of competent jurisdiction which directs that any transaction contemplated by this Agreement shall not be consummated and (ii) there shall be no suit, action, investigation or other proceeding pending or threatened by any governmental agency or private party seeking to restrain or prohibit the consummation of any material transaction contemplated hereby or the obtaining of any material amount of damages from any party hereto or any officer or director of any such party, in connection with the consummation of the transactions contemplated hereby.

     (e) The Parent shall have consummated the IPO upon the terms and provisions set forth in the Registration Statement.

     SECTION 6.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company are, at the Company's option, subject to the fulfillment of the conditions hereinafter set forth.

                                       18

     (a) Purchaser and Parent shall have performed and complied with all of the conditions and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time in all material respects.

     (b) The Purchaser's shareholder shall have approved the Merger in accordance with Delaware law.

     (c) The Parent shall have consummated the IPO.

     (d) There shall have been no material adverse change in the business, properties or financial condition of the Parent from such condition on the date hereof.

     (e) On the Closing Date (i) there shall be no injunction, restraining order, or order of any nature issued by a court of competent jurisdiction which directs that any transaction contemplated by this Agreement shall not be consummated and (ii) there shall be no suit, action, investigation or other proceeding pending or threatened by any governmental agency or private party seeking to restrain or prohibit the consummation of any material transaction contemplated hereby or the obtaining of any material amount of damages from any party hereto or any officer or director of any such party, in connection with the consummation of the transaction contemplated hereby.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 7.01 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Purchaser and the Company, but prior to the Effective Time:

     (a) by mutual written consent of the Purchaser, the Company and the Parent;

     (b) by the Purchaser, the Company or the Parent if the Effective Time shall not have occurred on or before January 31, 2001; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by the Purchaser, the Company or the Parent if any United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and is permanent and non-appealable and has the effect of prohibiting consummation of the Merger or the provision of the financing necessary for such transactions; or

                                       19

     (d) by the Purchaser: (i) if, prior to the Closing Date, the Board of Directors of the Purchaser determines that it will not recommend approval of the Merger by the stockholder of Purchaser (or if such recommendation is withdrawn) or (ii) in the event of a breach by Company of any material term or condition hereof.

     Any unilateral termination of this Agreement permitted by this Section 7.01 shall be effective upon the giving of the written notice by the terminating party in the manner provided herein.

     SECTION 7.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement; that with respect to breaches of this Agreement the Purchaser shall not be responsible for, or have any liability in respect of, any action or intended failure to act by the Company or the Company Shareholders.

     SECTION 7.03 EFFECT OF TERMINATION ON THE PLEDGED SHARES. Termination of this Agreement, for any reason, shall be deemed an Event of Default (as defined in the Pledge Agreement) and none of the Pledged Shares shall be transferred by the Pledgeholder (as defined in the Pledge Agreement) to Wolotsky. In such case, the Pledgeholder shall immediately transfer all of the Pledged Shares to the Parent.

     SECTION 7.03 AMENDMENT. This Agreement may be amended by action taken by all of the parties at any time before or after adoption of this Agreement by the shareholders of the Purchaser and the Company, but, after any such approval, no amendment shall be made which changes the amount or form of consideration to be paid in the Merger or adversely affects the rights of the shareholders of Purchaser and the Company hereunder without the approval of such shareholders. It is acknowledged and agreed that an amendment which extends the time by which the Effective Time must occur in order to obtain any required third party or governmental consent or to comply with any judicial or administrative ruling or order shall not be deemed to adversely affect such rights. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

     SECTION 7.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreements on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                       20

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.01 INDEMNIFICATION.

     (a) The Company, agrees to indemnify and defend Parent and Purchaser, including their officers, directors, employees, agents and representatives, and to hold such parties harmless from and against any and all damages, claims, losses and expenses (including reasonable attorneys' fees) arising from or relating to (i) any misrepresentation or breach of any representation and warranty hereunder by Company; or (ii) any breach of any of the Company's covenants under this Agreement.

     (b) Purchaser and Parent agree to indemnify and defend the Company Shareholders and to hold the Company Shareholders harmless from and against any and all damages, claims, losses and expenses (including reasonable attorneys' fees) arising from or relating to (i) any misrepresentation or breach of any representation and warranty hereunder by Parent or Purchaser; or (ii) any breach of any of Parent's or Purchaser's covenants under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01 SURVIVAL. The representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement.

     SECTION 9.02 BROKERAGE FEES AND COMMISSIONS. The Purchaser and Parent hereby represent and warrant to the Company with respect to the Purchaser and Parent, and the Company hereby represents and warrants to the Purchaser and Parent with respect to the Company, that no person or entity is entitled to receive from the Purchaser or Parent or the Company, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

     SECTION 9.03 EXPENSES. Each party hereto shall pay its own expenses incidental to the preparing for, entering into and carrying out of this Agreement and to the consummation of the Merger, whether or not the Merger shall be consummated.

     SECTION 9.04 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including any other agreements referred to herein) (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and

                                       21
understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that the Purchaser may assign its rights and obligations to Parent or any subsidiary of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 9.05 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     SECTION 9.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      If to the Company:          Infinite Technology Information Services, Inc.
                                  77 Jericho Turnpike
                                  Mineola, New York 11501

      If to the Purchaser:        Mercury Internet Services, Inc.
                                  65 Washington Street
                                  Mineola, New York 11501

      If to the Parent:           Infinite Technology Group Ltd.
                                  77 Jericho Turnpike
                                  Mineola, New York 11501

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 9.07 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as they are applied to contracts to be performed entirely within such state, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     SECTION 9.08 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 9.09 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                                       22

     SECTION 9.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

     SECTION 9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereto and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first set forth above.

                                INFINITE TECHNOLOGY GROUP LTD.

                                By: /s/ James McGowan
                                    -----------------------------------
                                    Name:  James McGowan
                                    Title: President and Chief Executive Officer

                                MERCURY INTERNET SERVICES, INC.

                                By: /s/ James McGowan
                                    -----------------------------------
                                    Name:  James McGowan
                                    Title: President

                                INFINITE TECHNOLOGY INFORMATION
                                SERVICES, INC.

                                By: /s/ Mark Dresner
                                    -----------------------------------
                                    Name:  Mark Dresner
                                    Title: President and Chief Executive Officer

AS TO SECTION 1.07 AND SCHEDULE A:

/s/ Mark Dresner
----------------------------------
Mark Dresner

/s/ James McGowan
----------------------------------
James McGowan

WOLOTSKY ENTERPRISE, L.L.C.

By: /s/ Paul Wolotsky
   -------------------------------
    Name: Paul Wolotsky
    Title: President and Sole Member


                                       23

                                   SCHEDULE A

           INFINITE TECHNOLOGY INFORMATION SERVICES, INC. SHAREHOLDERS


                                               NUMBER OF INFINITE
                                                   TECHNOLOGY
                                             INFORMATION SERVICES,
                NAME                            INC. SHARES HELD
-------------------------------------     ----------------------------
Mark Dresner                                         50

James McGowan                                        50

Wolotsky Enterprise, L.L.C.                          50



                                       24

                          COMPANY DISCLOSURE STATEMENT

                       [SEE ATTACHED FINANCIAL STATEMENTS]







                                       25

                         PURCHASER DISCLOSURE STATEMENT

                                [NOT APPLICABLE]







                                       26

                           PARENT DISCLOSURE STATEMENT

                       [SEE ATTACHED FINANCIAL STATEMENTS]







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